     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 26, 1998
                                                      REGISTRATION NO. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 ------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                 ------------

                       NATIONAL COMMERCE BANCORPORATION
            (Exact Name of Registrant as Specified in its Charter)


          TENNESSEE                                    62-0784645
(State or Other Jurisdiction of         (I.R.S. Employer Identification Number)
Incorporation or Organization)


                              ONE COMMERCE SQUARE
                            MEMPHIS TENNESSEE 38150
                                (901) 523-3245
   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of Registrant's Principal Executive Offices)

                                 ------------

                               LEWIS E. HOLLAND
             EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                       NATIONAL COMMERCE BANCORPORATION
                              ONE COMMERCE SQUARE
                           MEMPHIS, TENNESSEE 38150
                                (901) 523-3242
                    (Name, Address, Including Zip Code, and
         Telephone Number, Including Area Code, of Agent for Service)


                     ------------------------------------
                               WITH  COPIES TO:
                           PHILIP A. THEODORE, ESQ.
                                KING & SPALDING
                             191 PEACHTREE STREET
                          ATLANTA, GEORGIA 30303-1763
                                (404) 572-4676

                                 ------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                                 ------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _________________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
  Title of Shares          Amount to           Proposed Maximum         Proposed Maximum           Amount of
  to be Registered       be Registered          Offering Price         Aggregate Offering       Registration Fee
                                                  Per Unit(1)               Price(1)
------------------------------------------------------------------------------------------------------------------
Common Stock, $2.00                278,791               $43.687           $12,179,542.42                $3,592.96
 par value per share
------------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.

                                 ------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

+------------------------------------------------------------------------------+
|  Information contained herein is subject to completion or amendment. A       |
|  registration statement relating to these securities has been filed with     |
|  the Securities and Exchange Commission. These securities may not be sold    |
|  nor may offers to buy be accepted prior to the time the registration        |
|  statement becomes effective. This prospectus shall not constitute an offer  |
|  to sell or the solicitation of an offer to buy nor shall there be any sale  |
|  of these securities in any State in which such offer, solicitation or sale  |
|  would be unlawful prior to registration or qualification under the          |
|  securities laws of any such State.                                          |
+------------------------------------------------------------------------------+

                   SUBJECT TO COMPLETION, DATED MAY 26, 1998

PROSPECTUS

                                278,791 SHARES
                       NATIONAL COMMERCE BANCORPORATION
                                 COMMON STOCK

     National Commerce Bancorporation ("NCBC" or the "Company") is a Tennessee corporation that provides retail and commercial banking and investment services through its wholly owned subsidiaries. This Prospectus relates to up to 278,791 shares (the "Shares") of NCBC's Common Stock, $2.00 par value per share (the "Common Stock"), that may be offered and sold by certain current shareholders of the Company (the "Selling Shareholders"). The Company will not receive any proceeds from the sale of the Shares offered hereby.

     Each of the Selling Shareholders has acquired their Shares as the result of an acquisition by NCBC. The sale or distribution of all or any portion of the Shares offered hereby may be effected from time to time by the Selling Stockholders directly, indirectly though brokers or dealers or in a distribution by one or more underwriters on a firm commitment or best efforts basis, on The NASDAQ Stock Market, in the over-the-counter market, on any national securities exchange on which shares of the Common Stock are listed or traded, in privately negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying Prospectus Supplement. See "Plan of Distribution." The Selling Stockholders reserve the sole right to accept or reject, in whole or in part, any proposed purchase of the Shares to be made directly or through agents.

     The Selling Stockholders and any agents or broker-dealers that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the Shares may be deemed to be underwriting commissions or discounts under the Securities Act.

     On April 22, 1998, the Company announced a 2-for-1 stock split, effective as of July 1, 1998, for shares held of record on June 5, 1998. The number of shares of Common Stock in this Prospectus has not been adjusted to reflect such stock split.

     The Common Stock is listed on The Nasdaq Stock Market under the symbol "NCBC." On May 15, 1998, the last reported sales price of the Common Stock, as reported on The Nasdaq Stock Market was $43.75.

                           ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is May __, 1998.

                             AVAILABLE INFORMATION

     National Commerce Bancorporation ("NCBC") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. In addition, such reports, proxy statements and other information can be inspected and copied at the public reference facilities referred to above and at Regional Offices of the Commission located at the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048 and on the Commission's web site at http://www.sec.gov. The Common Stock is listed on The Nasdaq Stock Market's National Market System and such reports, proxy and information statements and other information concerning NCBC can be inspected and copied at The Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006-1506.

     NCBC has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

     This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents are available, upon written or oral request, from Lewis E. Holland, Executive Vice President and Chief Financial Officer, National Commerce Bancorporation, One Commerce Square, Memphis, Tennessee 38150; Telephone No. (901) 523-3242.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the Commission (File No. 0-6094) are incorporated by reference into this Prospectus: (i) NCBC's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; (ii) NCBC's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and (iii) NCBC's Registration Statement on Form S-8 (File No. 33-38552) filed with the Securities and Exchange Commission on January 11, 1991, which provides a description of the Shares to be registered pursuant to this Prospectus.

     All documents filed by NCBC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus shall be deemed to be incorporated by reference into this Prospectus. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, or in any other subsequently filed document which is also incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

     This Prospectus incorporates by reference certain "forward-looking statements." Those statements include, among other things, the discussions of NCBC's business strategy and expectations concerning NCBC's position in the industry, future operations, margins, profitability, liquidity and capital resources. All these forward-looking statements are based on estimates and assumptions made by NCBC's management that, although believed to be reasonable, are inherently uncertain. Therefore, undue reliance should not be placed upon such statements and estimates. No assurance can be given that any of such estimates or statements will be realized, and it is likely that actual results may differ materially from those contemplated by such forward-looking statements. In light of these and other uncertainties, the inclusion of a forward-looking statement herein should not be regarded as a representation by NCBC that NCBC's plans and objectives will be achieved.

                                 THE COMPANY

     National Commerce Bancorporation ("NCBC" or the "Company") is a registered bank holding company and owns National Bank of Commerce; Nashville Bank of Commerce; NBC Bank, F.S.B. (Knoxville); NBC Bank, F.S.B. (Roanoke) and 49 percent of First Market Bank, F.S.B. (Richmond). At present, the Company provides its financial institutions with financial advice and counsel and performs the record-keeping functions necessary to comply with accounting and regulatory requirements. In addition, the Company owns National Commerce Bank Services, Inc., which provides in-store bank consulting services; Commerce General Corporation and NBC Capital Markets Group, Inc., which provide data processing and broker-dealer services, respectively; NBC Insurance Services, Inc., a consumer insurance subsidiary; Commerce Capital Management, Inc. and Brooks, Montague & Associates, Inc., which provide investment advisory services; Commerce Finance Company, a consumer finance subsidiary; TransPlantinum Service Corp., a provider of electronic payment systems, data processing and card services; Kenesaw Leasing, Inc. and J&S Leasing, Inc., both equipment leasing firms; and USI Alliance Corp., a lockbox leasing company.

     NCBC, a Tennessee corporation, was formed in February 1966 as a Tennessee financial corporation. The corporate name was changed in 1970, and the present name was adopted in May 1978. NCBC common stock, par value $2.00 per share (the "Common Stock"), is traded on The Nasdaq Stock Market's National Market System under the symbol "NCBC." Unless the context otherwise requires, references to NCBC and the Company include National Commerce Bancorporation and its subsidiaries. NCBC's principal executive offices are located at One Commerce Square, Memphis, Tennessee 38150, and its telephone number is (901) 523-3242.

     The Company is filing this Prospectus to register up to 278,791 shares (the "Shares") of Common Stock currently held by certain shareholders of the Company (the "Selling Shareholders"). The Selling Shareholders may sell the Shares from time to time in transactions on The Nasdaq Stock Market's National Market System or otherwise. See "Plan of Distribution."


                                 USE OF PROCEEDS

     The proceeds from the Selling Shareholders' Shares will belong to the Selling Shareholders. The Company will not receive any of the proceeds from the sale of the Shares and is registering the Shares solely for the purpose of fulfilling its contractual obligations to the Selling Shareholders.


                                 SELLING SHAREHOLDERS

     The following table sets forth certain information with respect to the ownership of the Shares as of March 6, 1998, and as adjusted to reflect the sale of the Shares offered hereby, by the Selling Shareholders. Each Selling Stockholder has sole voting and investment power with respect to the Shares owned by it.

                               OWNERSHIP OF COMMON                          OWNERSHIP OF COMMON STOCK
                            STOCK BEFORE THE OFFERING                           AFTER THE OFFERING
                           ----------------------------                   -----------------------------
                                                            NUMBER OF
                             NUMBER OF                    SHARES BEING       NUMBER OF
NAME                          SHARES        PERCENT        OFFERED(1)         SHARES         PERCENT
----                       ------------  --------------  ---------------  --------------  -------------
James R. Williford               60,308            .12%          60,308                0             --

Laurie B. Walthol                 2,137           .004            2,137                0             --

First Citizens Banchares         42,644            .09           42,644                0             --
Employee Stock Ownership
Plan

Frank A. Fogleman and               836           .002              836                0             --
 Gail T. Fogleman

Franklin L. Fogleman              7,527            .01            7,527                0             --

Robert Felton or Marie              650           .001              650                0             --
 Felton

Forrest N. Jenkins              164,689            .33          164,689                0             --

____________________
(1) Assumes that all Shares being registered are sold.

     On January 29, 1998, the Company acquired all the issued and outstanding shares of common stock of First Citizens Bancshares Company, an Arkansas corporation ("First Citizens"), pursuant to that certain Agreement and Plan of Reorganization, dated as of November 5, 1997 (the "Merger Agreement"), by and among NCBC, First Citizens and National Commerce Community Bancorp, Inc., an Arkansas corporation and a wholly-owned subsidiary of the Company. Each of the Selling Shareholders was a stockholder of First Citizens prior to the acquisition of First Citizens by the Company. Pursuant to the Merger Agreement, the shares of First Citizens common stock owned by the Selling Shareholders were converted into the Shares.

     Mr. Jenkins, who was Chairman and Chief Executive Officer of First Citizens, will be an officer of National Bank of Commerce. Mr. Jenkins entered into employment and non-competition agreements with the Company upon the consummation of the acquisition of First Citizens by the Company. Mr. Williford also entered into a non-competition agreement with the Company upon the consummation of such acquisition


                             PLAN OF DISTRIBUTION

     The sale or distribution of all or any portion of the Shares may be effected from time to time by the Selling Shareholders directly, indirectly through brokers or dealers or in a distribution by one or more underwriters on a firm commitment or best efforts basis, on The NASDAQ Stock Market, in the over-the-counter market, on any national securities exchange on which shares of the Common Stock are listed or traded, in privately negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     The methods by which the Shares may be sold or distributed include, without limitation, (i) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus, (iii) exchange distributions and/or secondary distributions in accordance with the rules of The NASDAQ Stock Market,
(iv) ordinary brokerage transactions and transactions in which the broker solicits purchasers, and (v) privately negotiated transactions. The Selling Shareholders may from time to time deliver all or a portion of the Shares to cover a short sale or upon the exercise, settlement or closing of a call equivalent position or a put equivalent position. The Shares may be sold from time to time at varying prices determined at the time of sale or at negotiated prices.

     At the time a particular offer is made, a Prospectus Supplement, if required, will be distributed that sets forth the name or names of agents, broker-dealers or underwriters, any commissions and other terms constituting compensation and any other required information. In effecting sales, broker-dealers engaged by the Selling Shareholders and/or the purchasers of the Shares may arrange for other broker-dealers to participate. Broker-dealers will receive commissions, concessions or discounts from the Selling Shareholders and/or the purchasers of the Shares in amounts to be negotiated prior to the sale. Sales will be made only through broker-dealers registered as such in a subject jurisdiction or in transactions exempt from such registration. As of the date of this Prospectus, there are no selling arrangements between the Selling Shareholders and any broker or dealer.

     In offering the Shares, the Selling Shareholders and any brokers, dealers or agents who participate in a sale of the Shares by the Selling Shareholders may be considered "underwriters" within the meaning of Section 2(11) of the 1933 Act, and any profits realized by the Selling Shareholders and the compensation of any broker/dealers may be deemed to be underwriting discounts and commissions.

     The Company has filed the Registration Statement, of which this Prospectus forms a part, with respect to the sale of the Shares to fulfil certain contractual obligations to the Selling Shareholders. The Company has agreed to keep the Registration Statement effective on a continuous basis until such time as the Shares are eligible for resale pursuant to Rule 144 under the Securities Act, subject to certain extensions.

     Shares not sold pursuant to the Registration Statement of which this Prospectus is a part may be subject to certain restrictions under the Securities Act and could be sold, if at all, only pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act. In general, under Rule 144, a person (or persons whose Shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of Shares which does not exceed the greater of one percent of the Company's outstanding Common Stock or the average weekly reported trading volume of the Company's Common Stock during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of Shares by a person who is not an affiliate of the Company and who has satisfied a two-year holding period without volume limitation. Therefore, both during and after the effectiveness of the Registration Statement, sales of the Shares may be made by the Selling Shareholders pursuant to Rule 144.

     The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders. The Company will bear the costs of registering the Shares under the Securities Act, including the registration fee under the Securities Act, its legal and accounting fees and any printing fees. The Selling Shareholders will bear the cost of underwriting commissions and/or discounts, if any, and selling commissions.

     Underwriters, brokers, dealers or agents may be entitled, under agreements with the Company, to indemnification against the contribution toward certain civil liabilities, including liabilities under the Securities Act in connection with the registration of the Shares.

                                 EXPERTS

     The consolidated financial statements of National Commerce Bancorporation, incorporated by reference herein from National Commerce Bancorporation's Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by

Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                                 LEGAL OPINIONS

     The validity of the Common Stock being offered hereby has been passed upon for the Company by King & Spalding, Atlanta, Georgia.

================================================================================
--------------------------------------------------------------------------------

     NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NCBC OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


                           ------------------------


                               TABLE OF CONTENTS

                                                                      Page
                                                                      ----

Available Information                                                   2

Incorporation of Certain Documents by Reference                         2

The Company                                                             3

Use of Proceeds                                                         3

Selling Shareholders                                                    3

Plan of Distribution                                                    4

Experts                                                                 5

Legal Opinions                                                          6


--------------------------------------------------------------------------------
================================================================================


================================================================================
--------------------------------------------------------------------------------


                                    278,791
                                    Shares




                               NATIONAL COMMERCE
                                BANCORPORATION



                                 COMMON STOCK

                               ----------------

                                  PROSPECTUS

                               ----------------


                                 May __, 1998


--------------------------------------------------------------------------------
================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of the Common Stock being registered. All amounts shown are estimates, except the registration fee.

     Registration Fee -- Securities and Exchange Commission    $ 3,592.96
     Accounting Fees and Expenses                                4,000.00
     Legal Fees and Expenses                                    10,000.00
     Miscellaneous                                               1,500.00
                                                               ----------
                                                               $19,092.96


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The following summary is qualified in its entirety by reference to the complete text of the statute, Certificate of Incorporation, Bylaws and agreements referred to below.

     The Registrant's Bylaws provide that the Registrant will indemnify any person who is made a party to a suit by or in the right of the Registrant by reason of the fact that he is or was an officer or director of the Registrant, against amounts paid in settlement and reasonable expenses incurred as a result of such suit or proceeding or any appeal therein to the extent permitted by, and in the manner provided by, Tennessee law. The Registrant will indemnify any person made, or threatened to be made, a party to a suit other than by or in the right of any corporation, by reason of the fact that he was an officer or director of the Registrant or served such other corporation in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses incurred as a result of such suit or proceeding or any appeal therein, if such director or officer acted in good faith for a purpose he reasonably believed to be in the best interest of the Registrant and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful, and to the extent permitted by, and in the manner provided by, Tennessee law.

     The Registrant's Charter provides that no director of the Registrant shall be personally liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for unlawful distributions under the laws of Tennessee.

     Under Part 5 of Article 18 of the Tennessee Securities Act, a corporation may indemnify a director, officer, employee or agent of the corporation who is made a party to a proceeding against liability incurred in the proceeding if (1) he conducted himself in good faith and (2) he reasonably believed (a) that his conduct was in the best interest of the corporation in the case of conduct in his official capacity, (b) that his conduct was at least not opposed to the corporation's best interest in all other cases, and (c) he had no reasonable cause to believe his conduct was unlawful, in the case of a criminal proceeding. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

     The Registrant maintains a directors and officers liability insurance policy. Such policy has a deductible of $150,000 and an annual per occurrence and aggregate cap on coverage of $20 million. In addition, the Registrant maintains general liability insurance policy with an annual per occurrence and aggregate cap of $20 million.

ITEM 16.  EXHIBITS

Exhibit       Description
-------       ------------

   4.1 Amended and Restated Certificate of Incorporation of Registrant (filed as Exhibit 4.1, and incorporated by reference, to the Registrant's Registration Statement on Form S-3, dated July 6, 1994, File No. 33-81258).

   4.2 By-Laws of Registrant (filed as Exhibit 3.2, and incorporated by reference, to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996).

   5.1 Opinion of King & Spalding regarding legality of shares being registered.

  23.1        Consent of Independent Auditors.

  23.2        Consent of King & Spalding (included in Exhibit 5.1).

  24.1        Powers of Attorney (contained on signature page).


ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.


     The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(b) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on May 19, 1998.

                                    NATIONAL COMMERCE BANCORPORATION


                                    By:

                                     /s/ Thomas M. Garrott
                                    ----------------------
                                    Thomas M. Garrott
                                    Chairman of the Board, President and
                                    Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lewis E. Holland and Charles A. Neale, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on the dates indicated.


Signature                                Title                                      Date
---------                                -----                                      ----

 /s/ Thomas M. Garrott                   Chairman of the Board, President           May 19, 1998
---------------------------              and Chief Executive Officer
Thomas M. Garrott                        (Principal Executive Officer) and
                                         Director


 /s/ Lewis E. Holland                    Executive Vice President,                  May 19, 1998
---------------------------              Treasurer and Chief Financial Officer
Lewis E. Holland                         (Principal Financial Officer and
                                         Principal Accounting Officer) and
                                         Director


 /s/ Frank G. Barton, Jr.                Director                                   May 19, 1998
---------------------------
Frank G. Barton, Jr.


 /s/ R. Grattan Brown, Jr.               Director                                   May 19, 1998
---------------------------
R. Grattan Brown, Jr.


 /s/ Bruce E. Campbell, Jr.              Director                                   May 19, 1998
---------------------------
Bruce E. Campbell, Jr.

                                         Director                                  May ___, 1998
---------------------------
John D. Canale, III

                                         Director                                  May ___, 199
---------------------------
Thomas C. Farnsworth, Jr.


 /s/ R. Lee Jenkins                      Director                                   May 19, 1998
---------------------------
R. Lee Jenkins

                                         Director                                  May ___, 1998
---------------------------
W. Neely Mallory, Jr.

                                         Director                                  May ___, 1998
---------------------------
James E. McGehee, Jr.


 /s/ Harry J. Phillips, Sr.              Director                                   May 19, 1998
---------------------------
Harry J. Phillips, Sr.


Signature                                Title                                      Date
---------                                -----                                      ----

 /s/ William R. Reed, Jr.                Director                                   May 19, 1998
---------------------------
William R. Reed, Jr.

                                         Director                                  May ___, 1998
---------------------------
G. Mark Thompson

                                         Director                                  May ___, 1998
---------------------------
Sidney A. Stewart, Sr.

                                 EXHIBIT INDEX

                                                                                     Sequential
                                                                                        Page
Exhibit     Description                                                                Number
-------     -----------                                                             ------------
  4.1       Amended and Restated Certificate of Incorporation of Registrant
            (filed as an Exhibit 4.1, and incorporated by reference, to the
            Registrant's Registration Statement on Form S-3, dated July 6, 1994,
            File No. 33-81258).

  4.2 Amended and Restated By-Laws of Registrant (filed as Exhibit 4(b), and incorporated by reference, to the Registrant's Registration
            Statement on Form S-8, dated January 13, 1995, File No. 33-88440).

  5.1 Opinion of King & Spalding regarding legality of shares being registered.

 23.1       Consent of Independent Auditors.

 23.2       Consent of King & Spalding (included in Exhibit 5.1).

 25.1       Powers of Attorney (contained on signature page).